INVESTMENT SUB-ADVISORY AGREEMENT

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      This AGREEMENT is effective this 15th day of October, 2012, by and between
JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PPM America, Inc. a Delaware corporation and registered investment adviser ("Sub-Adviser").

      WHEREAS, Adviser is the investment manager for the JNL Strategic Income Fund LLC (the "Strategic Income Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement ("Management Agreement") dated October 15, 2012 with the Strategic Income Fund; and

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolio of the Strategic Income Fund listed on Schedule A hereto (each a "Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to a Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Adviser designates one or more funds other than those listed on Schedule A on the date hereof with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such fund shall become a Fund hereunder, and be subject to this Agreement, subject to the approval of the Strategic Income Fund's Board of Managers ("Board of Managers").

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

      a) the Strategic Income Fund's Certificate of Formation, as filed with the Secretary of the State of Delaware on July 9, 2012, and all amendments thereto or restatements thereof (such Certificate of Formation, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Certificate of Formation");

      b) the Strategic Income Fund's Operating Agreement and amendments thereto;

      c) resolutions of the Strategic Income Fund's Board of Managers authorizing the appointment of Sub-Adviser and approving this Agreement;

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      d)    the Strategic  Income Fund's  Notification  of  Registration on Form
            N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      e) the Strategic Income Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund; and

      f)    the Strategic Income Fund's most recent  prospectus and Statement of
            Additional   Information  for  the  Fund  (collectively  called  the
            "Prospectus").

      During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of each Fund, Prospectus of each Fund, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by e-mail, first class or overnight mail, facsimile transmission equipment or hand delivery.

      Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing that relate specifically to the Sub-Adviser or a Fund that it provides sub-advisory services to, or otherwise affects the Sub-Adviser, and the Adviser shall not use any such materials nor shall the materials be deemed effective if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof.

3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Strategic Income Fund's Board of Managers, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of each Fund and place all orders for the purchase and sale of securities, including foreign or domestic securities or other property (including financial futures and options of any type), all on behalf of each Fund. Adviser and/or a Fund's custodian will handle matters relating to such Fund participating in any class action settlements, and Sub-Adviser shall not have any obligations thereto. Without Adviser's prior consent to each transaction, Sub-Adviser shall have full discretionary authority as agent and attorney-in-fact, with full power of substitution and full authority in each Fund's name, to
      (a) buy, sell, hold, exchange, convert or otherwise deal in any manner in any assets; (b) place orders for the execution of such assets and other transactions with or through such brokers, dealers, counter-parties, issuers, agents or arrangers as Sub-Adviser may select; (c) execute, on behalf of each Fund, such brokerage, derivatives, subscription and other agreements and documents (including, without limitation, ISDA and LSTA documentation) as Sub-Adviser deems

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      necessary  or  appropriate  in  connection  with  each  Fund's  investment activities;  and (d)  negotiate,  enter  into,  make and perform any other contracts, agreements or other undertakings it may deem advisable in connection with the performance of the Sub-Adviser's duties hereunder. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to each Fund (as set forth below), and will monitor each Fund's investments, and will comply with the provisions of the Strategic Income Fund's Certificate of Formation and Operating Agreement, as amended from
      time  to  time,  and  the  stated  investment  objectives,   policies  and
      restrictions  of each  Fund,  which  may be  amended  from  time to  time, provided that Sub-Adviser will be responsible for such monitoring and compliance of any amendments to the Strategic Income Fund's Certificate of Formation and Operating Agreement, and each Fund's investment objectives, policies, and restrictions, only after Sub-Adviser's receipt of such amendments from the Adviser. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of each Fund and to consult with each other regarding the investment affairs of each Fund. Sub-Adviser will report to the Board of Managers and to Adviser with respect to the implementation of such program. Sub-Adviser, solely with respect to the assets of each Fund which are under its management pursuant to this
      Agreement,   and  based  on   information   obtained   from  such   Fund's
      administrator,   custodian  and  other  service   providers,   shall  take
      reasonable steps to comply with the diversification provisions of Section 851 and Section 817(h) of the Internal Revenue Code of 1986, as amended ("IRC"), and its accompanying Regulation, Treas. Reg. Section 1.817-5, applicable to the Fund.

      Adviser will not act in a manner that would result in Sub-Adviser failing to maintain the required diversification and if the failure to diversify is inadvertent, Jackson National Life Insurance Company and any of its affiliates investing in the Fund, as owner of the assets in the Fund, shall in good faith and in conjunction with Sub-Adviser follow the procedures specified in Treas. Reg. Section 1.817-5(a)(2) and Revenue Procedure 92-25 (or its successor) to request relief from the Commissioner of Internal Revenue Service, and in such an event Sub-Adviser shall provide reasonably prompt notification to Adviser of any failure to diversify and shall work in conjunction with Adviser in the preparation of any request for relief or closing agreement and, to the extent that Adviser is seeking indemnification under Section 12 hereof, no filings or agreements shall be made with the Commissioner of Internal Revenue Service without the prior written approval of Sub-Adviser.

      The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might cause such purchase or sale to, in the Sub-Adviser's opinion, constitute a violation of any federal or state laws, rules or regulations.

      The Sub-Adviser further agrees that it:

      a) will use the same skill and care in providing such services as it uses in providing services to its other similar client mandates for which it has investment responsibilities;

      b) will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining

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            to its investment advisory activities,  including but not limited to compliance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended;

      c) will report regularly to Adviser and to the Strategic Income Fund's Board of Managers as reasonably agreed between the Adviser and Sub-Adviser and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Managers on a regular basis at reasonable times agreed to by the Adviser and Sub-Adviser, the management of each Fund, including, without limitation, review of the general investment strategies of each Fund, the performance of each Fund in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser;

      d) will provide to the Adviser (i) a monthly compliance checklist developed for each Fund by Adviser and Sub-Adviser, (ii) quarterly reports developed for each Fund by Adviser and Sub-Adviser, and
            (iii) other compliance and reporting information as reasonably requested by the Adviser or the Board of Managers from time-to-time;

      e) as a service provider to each Fund will reasonably cooperate with the Chief Compliance Officer of the Strategic Income Fund in the execution of his/her responsibilities to monitor service providers to the Fund under Rule 38a-1 under the 1940 Act;

      f) will prepare and maintain such books and records with respect to each Fund's securities transactions in accordance with Section 7 herein, and will furnish Adviser and the Strategic Income Fund's Board of Managers such periodic and special reports as the Adviser may reasonably request;

      g) will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G with respect to securities held for the account of each Fund subject to Sub-Adviser's supervision;

      h) will act upon reasonable instructions from Adviser not inconsistent with the fiduciary duties and investment objectives hereunder;

      i) will treat confidentially and as proprietary information of the Strategic Income Fund all such records and other information relative to the Strategic Income Fund maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Strategic Income Fund, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Strategic Income Fund, provided, however, that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser;

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      j)    will vote  proxies  received  by the  Sub-Advisor  or its agent in a timely manner in connection with securities held by each Fund in accordance with the Sub-Adviser's proxy voting guidelines, as amended from time to time, which shall be provided to the Strategic Income Fund and the Adviser, consistent with its fiduciary duties hereunder; and may, at its discretion (subject to Sub-Adviser's responsibility and liability under the terms of this Sub-Advisory Agreement), elect to use one or more third parties, including proxy voting services, in fulfilling its obligations hereunder; PROVIDED HOWEVER, Adviser will, or will direct the Fund's custodian to, send
            all  proxy   solicitation   material  and  other  related  material,
            including interim reports, annual reports and other issuer mailings with respect to the Account, to Sub-Adviser or its agent;

      k) will vote and take all action related to corporate reorganization matters (e.g., conversions, tender and exchange offers, mergers, stock splits, right offerings, recapitalizations, amendments, modifications or waivers or other rights or powers) for which the Sub-Advisor has received timely notice and documentation; provided however, that Adviser will, or will direct each Fund's custodian to, deliver all materials and information relating to corporate reorganization matters to Adviser or its agent;

      l) may not consult with any other sub-adviser of the Strategic Income Fund concerning transactions in securities or other assets for any investment portfolio of the Strategic Income Fund, including each Fund, except that such consultations are permitted between the current and successor sub-advisers of a Fund in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

      m) Upon the Adviser's request will provide reasonable assistance to the Adviser in determining the value of any portfolio security; provided, such assistance shall be limited to providing pricing recommendations for a security in the form and in the manner that Sub-Adviser provides a recommendation for that security to other funds that it sub-advises that are registered as investment companies under the 1940 Act. In addition, the Sub-Adviser shall provide the Strategic Income Fund's custodian on each business day with information relating to all transactions concerning the Fund's assets under Sub-Adviser's supervision, and shall provide Adviser with such information upon the reasonable request of the Adviser;

      n) notify the Adviser and the Strategic Income Fund as soon as reasonably practical to the extent required by applicable law in the event that the Sub-Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as an investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Sub-Adviser further agrees to notify the Strategic Income Fund and the Adviser as soon as reasonably practical of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that would make any written information previously provided to the Adviser or the Strategic Income Fund materially inaccurate or incomplete or if any such written information becomes untrue in any material respect; and

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      o)    notify  the  Adviser  and  the  Strategic  Income  Fund  as  soon as reasonably practical if the Sub-Adviser suffers a material adverse change in its business that would materially impair its ability to perform its relevant duties for any Fund. For the purposes of this paragraph, a "material adverse change" shall include, but is not limited to, a material loss of assets or accounts under management or the departure of senior investment professionals to the extent such professionals are not replaced promptly with professionals of comparable experience and quality.

      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator or Commodity Trading Advisor, (ii) specific disclosure, or as applicable to it (iii) filing of reports and other documents, each shall comply in all material respects with such requirements;

      b) Sub-Adviser shall comply in all material respects with all requirements of the applicable CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund, and with regard to all Funds for which it serves as Sub-Adviser; and

      c) Sub-Adviser shall cooperate by assisting the Adviser in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

2. CUSTODY OF ASSETS. Sub-Adviser shall at no time have the right to physically possess the assets of any Fund or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of any Fund. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of any Fund. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the custodian.

3. BROKERAGE. The Sub-Adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection, and negotiation of brokerage commission rates. Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all portfolio transactions entered into by Sub-Adviser on behalf of each Fund. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution," which means prompt and efficient execution of the transaction not necessarily at the lowest commission cost or price, but at the best overall qualitative execution under the circumstances in relation to the value of the brokerage services provided by the broker.

      Consistent with this policy, the Sub-Adviser has adopted best execution guidelines and procedures which are reasonably designed to comply with applicable law and which are subject to review by the Adviser and the Strategic Income Fund's Board of Managers. Subject to such policies and procedures as the Strategic Income Fund's Board of Managers

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      may determine,  the Sub-Adviser shall have discretion to effect investment transactions for each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause such Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the
      value  of  the   brokerage   or   research   services   provided  by  such
      broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on brokerage placements to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefore.

4. EXPENSES. The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. Each Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, and administration fees; fees for necessary professional (including legal services) and brokerage services; transaction fees and expenses; costs relating to local administration of securities; and fees for any pricing services. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Fund or the Strategic Income Fund. For the avoidance of doubt, all fees and expenses relating to litigation or pending or threatened litigation shall be borne by the applicable Fund, subject to prior approval by the Funds' Board of Managers.

5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Strategic Income Fund shall be available for inspection by the Strategic Income Fund and Adviser upon their reasonable request and agrees to provide the Strategic Income Fund with copies of any of such records upon the Strategic Income Fund's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each Fund's portfolio transactions. The Adviser shall maintain all books and records not related to a Fund's portfolio transactions.

6. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Fund in accordance with Schedule B hereto.

      The Sub-Adviser agrees that in no event shall the Sub-Adviser provide similar investment advisory services to any U.S. registered investment company client comparable to a Fund

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      being managed  under this  Agreement at a rate of  compensation  less than that provided herein with respect to such comparable Fund.

7. SERVICES TO OTHERS. Adviser understands, and has advised the Strategic Income Fund's Board of Managers, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever a Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Sub-Adviser may group orders for a Fund with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it determines that investment decisions are appropriate for each participating account. Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund. Adviser recognizes, and has advised the Strategic Income Fund's Board of Managers, that in some cases this procedure may adversely affect the size and the opportunities of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Strategic Income Fund's Board of Managers, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8. LIMITATION OF LIABILITY. Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or any Fund or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by any Fund, any shareholder of any Fund or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Federal and State securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

9. INDEMNIFICATION. Adviser and the Sub-Adviser each agree to indemnify the other party (and each such party's affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that are found to constitute willful misfeasance or gross negligence on the part of the indemnifying party.

10. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, the initial term will continue in effect through June 30, 2014 with regard to all Funds covered by this Agreement, and, if not terminated as to a Fund, this Agreement will continue in effect through June 30th of each successive year for all Funds covered by this Agreement, as outlined on Schedule A, PROVIDED that such

--------------------------------------------------------------------------------
                                  PAGE 8 OF 13
      continuation is specifically approved at least annually by the Strategic Income Fund's Board of Managers or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Managers of the Strategic Income Fund who are not interested persons of the Strategic Income Fund, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Strategic Income Fund or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms as in the 1940 Act.) Section 10 and 11 herein shall survive the termination of this Agreement.

11.   ACKNOWLEDGEMENTS OF ADVISER. Adviser acknowledges and agrees that:

      a) If the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Advisor's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d). The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

      b) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

      c) The Adviser hereby acknowledges that not less than forty-eight (48) hours before the date it has executed this Agreement, it received from the Sub-Adviser a copy of Part 2 of Sub-Adviser's Form ADV, as required by Rule 204-(3) of the Investment Advisers Act of 1940, as amended.

      d) The assets in each Fund are free from all liens and charges and Adviser undertakes that no liens or charges will arise from the acts or omissions of the Adviser and the Strategic Income Fund which may prevent the Sub-Adviser from giving a first priority lien or charge on the assets solely in connection with the Sub-Adviser's authority to direct the deposit of margin or collateral to the extent necessary to meet the obligations of a Fund with respect to any investments made pursuant to the Prospectus.

      e) The Adviser acknowledges that the Sub-Adviser is not the compliance agent for any of the Funds or for the Adviser, and does not have access to all of the Funds' books and records necessary to perform certain compliance testing. To the extent that the Sub-Adviser has agreed to perform the services specified in Section 3 hereof in accordance with applicable law (including Section 851 of the IRC, the Act and the Advisers Act ("Applicable Law")) and in accordance with the Certificate of

--------------------------------------------------------------------------------
                                  PAGE 9 OF 13

            Formation, policies and determinations of the Board of Managers of the Strategic Income Fund and the Adviser, and each Fund's Prospectus (collectively the "Charter Requirements") the Sub-Adviser shall perform such services based upon its books and records with respect to each Fund, which comprise a portion of the Strategic Income Fund's books and records, and upon written instructions received from a Fund, the Adviser or the Strategic Income Fund's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such instructions provided by a Fund, the Adviser or the Strategic Income Fund's administrator. The Sub-Adviser shall be afforded a reasonable amount of time to implement any such instructions (for example, if instructed not to trade securities on behalf of certain affiliates of Adviser and/or a Fund, the Sub-Adviser shall be notified and afforded five business days after receipt of such instruction to implement this trading restriction).

12. OBLIGATIONS OF ADVISER. The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

      a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of each Fund;

      b) A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification); and

      c)    A copy of the current compliance procedures for each Fund.

      The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

13. CONFIDENTIAL TREATMENT. It is understood that any information or recommendation supplied by, or produced by, Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Strategic Income Fund. Furthermore, except as required by law [or in order to comply with laws applicable to the business of the Adviser, Sub-Adviser or their respective affiliates] (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and Sub-Adviser, the Adviser and the Strategic Income Fund will not disclose any list of securities held by any Fund until it is either filed with the SEC or mailed out to shareholders, which filing or mailing shall not be made sooner than 15 days after quarter end in any manner whatsoever except as expressly authorized in this Agreement, except that the top 10 holdings may be disclosed 15 days after month end.

      In addition, the Adviser may disclose to certain third party data or service providers to any Fund, who have entered into a confidentiality agreement with the Adviser, a list of securities purchased or sold by such Fund during the quarter.

14. ENTIRE AGREEMENT; AMENDMENT OF THIS AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to each Fund. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an

--------------------------------------------------------------------------------
                                  PAGE 10 OF 13
      instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

15. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as designated herein.

      a)    TO ADVISER:
            JACKSON NATIONAL ASSET MANAGEMENT, LLC
            225 W. WACKER DRIVE, SUITE 1200
            Chicago, IL 60606
            Attention: Legal Department
            Email address: susan.rhee@jackson.com

            WITH A COPY TO:
            Jackson National Life Insurance Company
            1 Corporate Way
            Lansing, MI 48951
            Attn: Legal Department - Contracts Administrator
            Email address: steve.fredricks@jackson.com

      b)    TO SUB-ADVISER:
            PPM America, Inc.
            225 W. Wacker Drive, Suite 1200
            Chicago, IL 60606
            Attention: Legal Department
            Email address: wes.wetherell@ppmamerica.com

      In accordance with the foregoing, Adviser hereby consents to receive Sub-Adviser's Form ADV Part 2 and other Sub-Adviser Communications via e-mail to Adviser's e-mail address set out above. Although Adviser does not impose any additional charges for electronic delivery, Adviser may, of course, incur costs associated with Adviser's electronic access, such as usage charges from Adviser's Internet access providers. Adviser may revoke its election to receive such Sub-Adviser Communications via e-mail at any time by written notice to the Sub-Adviser requesting that Sub-Adviser send Sub-Adviser Communications via facsimile or in hardcopy via the postal service to the address set out above or as notified to the Sub-Adviser by Adviser from time to time.

16. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Strategic Income Fund LLC" and "Managers of JNL Strategic Income Fund LLC" refer respectively to the Strategic Income Fund created by, and the Managers, as managers but not individually or personally, acting from time to time under, the Certificate of Formation, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Strategic

--------------------------------------------------------------------------------
                                  PAGE 11 OF 13

      Income Fund LLC" entered in the name or on behalf thereof by any of the Managers, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Managers, Shareholders or representatives or agents of the Strategic Income Fund personally, but bind only the assets of the Strategic Income Fund, and persons dealing with the Fund must look solely to the assets of the Strategic Income Fund belonging to such Fund for the enforcement of any claims against the Strategic Income Fund.

17. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

18. COUNTERPART SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

19. QUALIFIED INSTITUTIONAL BUYER/ACCREDITED INVESTOR REPRESENTATIONS. Adviser represents that on the date of this Agreement each Fund is an "accredited investor" within the meaning of the Securities Act of 1933, as amended (the "Act") and a "qualified institutional buyer" as that term is defined in Rule 144A of the Act. Adviser agrees to furnish Sub-Adviser with such financial information as it may request to confirm a Fund's status (or continuing status) as a qualified institutional buyer and/or accredited investor and to inform Sub-Adviser promptly if a Fund loses its status as a qualified institutional buyer or accredited investor.

--------------------------------------------------------------------------------
                                  PAGE 12 OF 13

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 17th day of October, 2012, effective October 15, 2012.

                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

                     By: /s/ Mark D. Nerud
                         -------------------------------------------------------

                     Name: Mark D. Nerud
                           -----------------------------------------------------

                     Title: President and CEO
                            ----------------------------------------------------

                     PPM AMERICA, INC.

                     By: /s/ Mark B. Mandich
                         -------------------------------------------------------

                     Name: Mark B. Mandich
                           -----------------------------------------------------

                     Title: Executive Vice President and Chief Operating Officer
                            ----------------------------------------------------

--------------------------------------------------------------------------------
                                  PAGE 13 OF 13

                                   SCHEDULE A
                                OCTOBER 15, 2012
                                     (Fund)

               --------------------------------------------------
                      JNL/PPM America Strategic Income Fund
               --------------------------------------------------

--------------------------------------------------------------------------------
                                       A-1

                                   SCHEDULE B
                                OCTOBER 15, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                      JNL/PPM AMERICA STRATEGIC INCOME FUND
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                         ANNUAL RATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
$0 to $150 Million                                                  0.20%
--------------------------------------------------------------------------------
$150 Million to $300 Million                                        0.175%
--------------------------------------------------------------------------------
Amounts over $300 Million                                           0.15%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       B-1